Bloom Energy Provides Business Performance Update and Will Announce Second Quarter 2020 Financial Results on July 28, 2020

SAN JOSE, Calif., July 9, 2020 -- Bloom Energy (NYSE: BE) today provided an update on one key operating metric of its business performance for the second quarter of 2020, its acceptances. The Company also announced it will release financial results for its second quarter on July 28, 2020.

The Company issued an update on its Q2 installation performance stating that it had accepted 306 systems, up 12.9% from acceptances in Q2 2019 and up 19.5% sequentially from acceptances in Q1 2020.

Acceptances are a key operating metric that represent only the volume measure of the Company’s financial performance and should not be relied upon as an indication of quarterly financial results, which depend on a variety of factors including the mix of acceptances, average sales price, cost of sales and operating expenses.

Financial results will be discussed in detail on July 28, 2020, during Bloom Energy’s Q2’20 earnings call.
Additionally, the Company will post its Letter to Shareholders with financial results and management commentary on the Bloom Energy investor relations website at https://investor.bloomenergy.com/ shortly after 1:00 p.m. Pacific Time on Tuesday, July 28, 2020 and will issue a press release outlining the Company’s key financial results when the posting has been made.

A conference call and live webcast to discuss second quarter results will follow at 2:00pm (PT); 5:00pm (ET) on Tuesday, July 28, 2020. To listen to the conference call, dial +1 (833) 520-0063 and enter the passcode: 4887329. International callers should dial +1 (236) 714-2197 and enter the same passcode: 4887329. The live webcast will be available on the Bloom Energy investor relations website at https://investor.bloomenergy.com.

A telephonic replay of the conference call will be available until August 4, 2020, by dialing +1 (800) 585-8367 or +1 (416) 621-4642 and entering passcode 4887329.

An archived version of the webcast will be available on the Bloom Energy investor relations website for one year at https://investor.bloomenergy.com/.

About Bloom Energy

Bloom Energy’s mission is to make clean, reliable energy affordable for everyone in the world. The company’s product, the Bloom Energy Server, delivers highly reliable and resilient, always-on electric power that is clean, cost-effective, and ideal for microgrid applications. Bloom’s customers include many Fortune 100 companies and leaders in manufacturing, data centers, healthcare, retail, higher education, utilities, and other industries. For more information, visit www.bloomenergy.com

Investor Relations:
Mark Mesler
Bloom Energy
+1 (408) 543-1743
Mark.Mesler@bloomenergy.com

Media Contact:
Erica Osian
Bloom Energy
+1 (401) 714-6883
Erica.Osian@bloomenergy.com